UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 12, 2022

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-37564

Nevada	8211	46-4116523
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

BOXLIGHT CORPORATION

2075 Premiere Parkway, Ste. 900

Duluth, Georgia 30097

(Address Of Principal Executive Offices) (Zip Code)

678-367-0809

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 per share	BOXL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on July 6, 2022, Boxlight Corporation, a Nevada corporation (the "Company"), received a deficiency letter from the Listing Qualifications Department (the "Staff") of the Nasdaq Stock Market LLC ("Nasdaq") notifying the Company that, for the preceding 30 consecutive business days, the closing bid price for the Company's Class A common stock (the "Common Stock") was trading below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5450(a)(1) (the "Bid Price Requirement"). The notification from Nasdaq had no immediate effect on the Company's Nasdaq listing and the Company's Common Stock will continue to trade on Nasdaq under the ticker symbol "BOXL."

In accordance with Nasdaq Rules, the Company has been provided an initial period of 180 calendar days, or until January 2, 2023 (the ("Initial Grace Period"), to regain compliance with the Bid Price Requirement. As the Initial Grace Period will soon conclude, the Company has submitted a request to Nasdaq to obtain an additional 180-day grace period (the "Additional Grace Period") to regain compliance with the Bid Price Requirement. In order for Nasdaq to approve the Additional Grace Period, however, Nasdaq must confirm that the Company meets all other Nasdaq initial listing and continued listing requirements as of January 2, 2023. The Company expects to receive a response from Nasdaq regarding its request for an Additional Grace Period shortly after January 2, 2023, at which time the Company will file an additional Current Report on Form 8-K reporting the determination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	December 12, 2022

BOXLIGHT CORPORATION

By:	/s/ Michael R. Pope
Name:	Michael Pope
Title:	Chief Executive Officer